Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-14949 and 333-62745) of Spanlink Communications, Inc. of our report dated February 12, 1999 appearing on page 16 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-KSB.


                                                /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 26, 1999